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PRICING SUPPLEMENT                                  Filing under Rule 424(b)(3)
                                                    File No. 333-76155


                           PROSPECTUS SUPPLEMENT NO. 1
                               DATED JUNE 16, 1999
                       TO PROSPECTUS DATED APRIL 30, 1999

                       VIRGINIA ELECTRIC AND POWER COMPANY
                  MEDIUM-TERM NOTES, SERIES G - FIXED RATE NOTE
                     DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

PRESENTING AGENT: GOLDMAN, SACHS & CO.
ACTING AS:   AGENT (X)   PRINCIPAL ( )

IF ACTING AS PRINCIPAL, NOTES WILL BE RESOLD TO THE PUBLIC AT:
                            ( ) A FIXED PRICE OF 100% OF PRINCIPAL
                            ( ) VARYING PRICES BASED ON MARKET RATES

IF ACTING AS AGENT, NOTES WILL BE SOLD AT 100% OF PRINCIPAL

         Principal Amount: ...................................$ 20,000,000
         Presenting Agent's Commission: ......................$     50,000
         Net Proceeds to the Company: ........................$ 19,950,000
         Interest Rate:.......................................        6.30%
         Original Issue Date:.................................    06/21/99
         Stated Maturity: ....................................    06/21/01
         CUSIP:...............................................   92781FBQ0
         Specified Currency (U.S. Dollars unless noted):......
         Authorized Denominations (if other than U.S. $1,000
                   and integral multiples thereof): ..........
         Initial Redemption Date: ............................       N/A
         Initial Redemption Percentage: ......................       N/A
         Annual Redemption Percentage Reduction: .............       N/A
         Limitation Date: ....................................
         Refunding Rate: .....................................
         Interest Payment Dates (if other than May 1
                   and November 1 of each year):..............
         Additional Terms (if any): ..........................



(X) BOOK ENTRY NOTE                        ( ) CERTIFICATED NOTE